                                                                    EXHIBIT 10.5

                AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                    between

                               VIDEO CITY, INC.,

                             VIDEO SULPIZIO CORP.,

                              SULPIZIO ONE, INC.,


                      DENNIS RHOTON and EDWARD RHEINHARDT



                          Dated as of March 25, 1998

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION, dated as of March 25, 1998 is by and among VIDEO CITY, INC., a Delaware corporation ("VCI"), VIDEO SULPIZIO CORP., a California corporation ("Video Sub"), SULPIZIO ONE, INC., a California corporation ("SOI"), and DENNIS RHOTON and EDWARD RHEINHARDT (collectively, the "Shareholders"), with reference to the following facts:

     A. SOI owns and operates four retail video sales and rental stores (the "Stores") in the locations listed in Schedule 3.11 hereto.

     B. Each of the Shareholders owns 45% of the outstanding capital stock of SOI.

     C. VCI has been managing the Stores and business of SOI pursuant to a management agreement and is familiar with many aspects of the business and assets of SOI.

     D. VCI, SOI and the Shareholders believe that it is in their best interests to adopt and consummate a plan of reorganization that provides for the merger (the "Merger") of Video Sub, a newly formed subsidiary of VCI, into SOI, with Video Sub disappearing and SOI surviving, and the conversion of all SOI shares into the right to receive the Merger Consideration.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1   Defined Terms.  As used herein, the terms below shall have the
           -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, and in the masculine or feminine gender, depending upon the reference.

          "Action" shall mean any action, order, writ, injunction, judgment or
           ------
decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation.

          "Affiliate" shall mean, with respect to any Person, a Person that
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

                                      1.

          "Agreement" shall mean this Agreement of Merger and Plan of
           ---------
Reorganization, together with all schedules (including the Disclosure Schedule) and exhibits referenced herein.

          "Contracts" shall mean all executory agreements, contracts, leases,
           ---------
commitments, evidences of indebtedness, letters of credit, franchise agreements, purchase agreements and purchase orders, whether oral or written.

          "Disclosure Schedule" shall mean, collectively, the schedules attached
           -------------------
hereto and delivered by the parties as of the date hereof which set forth the exceptions to the representations and warranties contained in Article III hereof (as to SOI) and Article IV hereof (as to VCI and Video Sub) and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule. Any information disclosed on a particular schedule on the Disclosure Schedule or subparts thereof shall be deemed disclosed on any and all schedules.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance, restriction or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, except liens for current taxes, assessments, governmental charges or levies on property not yet due and payable.

          "Material" shall mean, unless otherwise specifically defined herein,
           --------
any amounts of $10,000 or more as to SOI, and any amounts of $100,000 or more as to VCI, except that where the context requires, "material" shall mean an effect resulting in loss, liability, payment, damage or expense of $10,000 or more in the case of SOI, and $100,000 or more in the case of VCI and Video Sub.

          "Material Adverse Change" means a material adverse change in the
           -----------------------
business, assets, financial condition or results of operations of SOI or its business which involves a loss or exposure of more than $10,000 or of VCI or its business which involves a loss or exposure of more than $100,000.

          "Permits" shall mean all licenses, permits, orders, consents,
           -------
approvals, registrations, authorizations, qualifications and filings under all federal, state, local or foreign laws with governmental or regulatory bodies, or any other Person.

                                      2.

           "Person" shall mean an individual, a partnership, a limited liability
            ------
company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

           "Representative" shall mean any officer, director, principal,
            --------------
attorney, agent, employee or other representative.

           "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------

           "VCI Common Stock" shall mean shares of common stock of VCI.
            ----------------

           "VCI Documents" shall mean this Agreement, the Certificate of Merger,
            -------------
the Agreement of Merger and any other documents, instruments or certificates to be delivered by VCI in connection with this Agreement.

           "SOI Common Stock" shall mean shares of common stock of SOI.
            ----------------

           "SOI Disclosure Schedule" shall mean all Disclosure Schedules
            -----------------------
delivered by SOI pursuant to this Agreement.


                                   ARTICLE II
                             PLAN OF REORGANIZATION
                             ----------------------

     2.1   Adoption of Plan.  VCI, SOI and the Shareholders believe that it is
           ----------------
in their best interests to adopt and consummate the Merger.

     2.2   The Merger.
           ----------

          (a) VCI shall form a wholly owned subsidiary called Video Sulpizio Corp. ("Video Sub") under the laws of the State of California. VCI shall cause Video Sub to be merged with and into SOI with SOI as the surviving corporation in the Merger (the "Surviving Corporation"), and as of the Effective Time as a result thereof, SOI shall become a wholly owned subsidiary of VCI. From and after the Effective Time, the name of the Surviving Corporation shall be Sulpizio One, Inc. until changed or amended in accordance with applicable law.

          (b) Pursuant to the Merger, the shares of SOI Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become the right to receive an aggregate of 100,000 shares of VCI Common Stock (the "Merger Consideration").

          (c) SOI will cause all stock certificates representing issued and outstanding shares of SOI Common Stock to

                                      3.

be delivered, free and clear of all Encumbrances, to VCI at or prior to the Effective Time. Each certificate which immediately prior to the Effective Time represents outstanding shares of SOI Common Stock shall at and after the Effective Time be deemed to represent only the number of shares of VCI Common Stock into which such shares of SOI Common Stock shall have the right to be converted pursuant to Section 2.2(b) above. From and after the Effective Time, VCI shall be entitled to treat certificates for shares of SOI Common Stock as evidencing the ownership of the whole number of shares of VCI Common Stock into which such shares of SOI Common Stock have been converted. Certificates representing the VCI Common Stock will be delivered to the Shareholders upon surrender to VCI of valid stock certificates representing their shares of SOI Common Stock. At the Closing, certificates representing VCI Common Stock will bear a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

          (d) At the Effective Time, each share of common stock of Video Sub that is issued and outstanding will be converted into one newly issued share of SOI Common Stock. From and after the Effective Time, VCI, as the sole shareholder of SOI, shall be entitled to receive one or more certificates representing the SOI Common Stock into which such shares have been converted.

     2.3   Effective Time.  The Merger shall become effective (such time and
           --------------
date are referred to herein as the "Effective Time") on the business day (which day shall be on or before March 31, 1998 unless such date is extended by mutual agreement by the parties) on which (a) all conditions to the Closing of the transactions contemplated by this Agreement shall have occurred, and (b) an Agreement of Merger and any other documents necessary to effect the Merger shall be filed in accordance with the California General Corporation Law (the "California Law").

     2.4   Articles of Incorporation and Bylaws.  From and after the Effective
           ------------------------------------
Time, the Articles of Incorporation of SOI set forth in Exhibit A shall be the Articles of Incorporation of the Surviving Corporation and the Bylaws of SOI set forth in Exhibit B shall be the Bylaws of the Surviving Corporation, until changed or amended as provided therein or under the California Law.

     2.5   Directors and Officers.  From and after the Effective Time, the
           ----------------------
directors and officers of SOI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their successors shall have been elected and shall qualify or until otherwise provided

                                      4.

by law or the Articles of Incorporation or Bylaws of the Surviving Corporation.

     2.6   The Closing.  The closing of the transactions contemplated by this
           -----------
Agreement (the "Closing") shall be held at 9:00 a.m. local time on the date of the Effective Time at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or at such other date, place and time as the parties may agree.


                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SOI
                     -------------------------------------
                              AND THE SHAREHOLDERS
                              --------------------

     Subject to the exceptions set forth in the SOI Disclosure Schedule, SOI and the Shareholders, and solely with respect to Sections 3.11 and 3.12 the Shareholders, hereby represent and warrant to VCI that:

     3.1   Due Organization, etc.  SOI is duly organized, validly existing and
           ---------------------
in good standing under the laws of the State of California, has full corporate power to own its properties and conduct the business presently being conducted by it.

     3.2   Authority Relative to this Agreement; Consents.  The execution,
           ----------------------------------------------
delivery and performance of this Agreement by SOI have been duly authorized and approved by all requisite corporate action, and neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby by SOI, nor compliance with nor fulfillment of the terms and provisions hereof, will (a) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or By-laws of SOI, or any material instrument, mortgage or deed of trust evidencing or securing indebtedness for borrowed money, any financing lease, judgment, order, award, decree or other restriction of any kind to which SOI is a party or by which it is bound, (b) require the approval, consent, authorization or other order or action of, or filing with, any court, governmental authority or regulatory body, (c) require the consent, approval, order or authorization of any person under any permit, license, agreement, indenture or other instrument to which SOI is a party or by which any of its properties are subject, except for the consent of the landlords under leases of the Stores (the "Leases") and except for the consent of Rentrak Corporation ("Rentrak"), or (d) require any declaration, filing or registration with any governmental or regulatory authority by SOI. SOI has full power and authority to do and perform all acts and things required to be done under this Agreement. This Agreement and each other agreement and instrument required to be delivered hereunder by SOI, when duly executed and delivered by SOI, will constitute valid and binding

                                      5.

obligations of SOI and will be enforceable in accordance with their respective terms.

     3.3   Assets.  Except as set out in the Disclosure Schedule, SOI is the
           ------
sole owner of and has good title to all of its assets free and clear of all liens, encumbrances, claims and security interests of any type or nature whatsoever, other than any security interests in favor of Rentrak. With respect to the Leases, there is no notice of cancellation or termination under any option or right reserved to the lessor under any Lease or any notice of default under any Lease, and no event has occurred which, with notice or lapse of time or both, would constitute a default under any Lease. SOI has not assigned its interest under any Lease or subleased the premises demised thereby. The present use of any leased premises pursuant to the Leases does not depend on any variance, special exceptions or other special municipal approval of limited duration for continuing legality.

     3.4   Compliance with Laws.  SOI is in material compliance, and there
           --------------------
exists no alleged noncompliance, with all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any material respect to SOI or the operation or conduct of the business of Stores, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions, (ii) air, water, toxic substances or noise, (iii) health and safety or (iv) zoning and building codes, and SOI has not received any notice of alleged violation of any such statute, order, rule or regulation.

     3.5   Employees.  SOI is not a party to any employment, noncompetition,
           ---------
collective bargaining or other agreements of any nature whatsoever with SOI's current or past employees at any of the Stores. SOI does not now have, and has never maintained, any pension, profit sharing, fringe benefit or deferred compensation plans covering any of its employees at any of the Stores.

     3.6   Litigation.  There is no litigation, arbitration proceeding or
           ----------
governmental investigation pending, or so far as known to SOI threatened, or any judgment, lien, award, order or decree outstanding against, or relating to the Stores or the transactions contemplated by this Agreement, nor is there any basis known to SOI for any such litigation, proceeding or investigation. SOI is not in default with respect to any order of any court, governmental authority, or arbitration board or tribunal, with respect to the Stores.

     3.7   Tax Returns and Audit.  SOI has filed all federal, state and local
           ---------------------
tax returns which are required to be filed with respect to the operations of the Stores and has paid, or made provision for the payment of, all taxes which have or may have been due pursuant to such returns or to assessments received

                                      6.

relative to operations of the Stores other than taxes on or measured by income. All federal, state and local franchise, sales, use, occupation, property, excise, or other taxes attributable to the Stores have been timely and fully paid or adequately reserved. No deficiencies on any of SOI's tax returns or reports attributable to or otherwise allocable to the Stores have been threatened as of the date hereof.

     3.8   Powers of Attorney.  No person has any power of attorney to act on
           ------------------
behalf of the Stores in connection with its properties or business affairs.

     3.9   Transactions with Management.  The SOI Disclosure Schedule includes a
           ----------------------------
complete and correct list and description of the amounts and other essential terms of all indebtedness and other fixed or contingent obligations, liabilities or commitments existing on the date hereof of the Stores to or from any past or current officer, director, employee or controlling stockholder of SOI or any person related to, controlling, controlled by or under common control with SOI. All transactions between such persons and the Stores have been on terms equivalent to those available from unrelated third parties.

     3.10  Accuracy of Supplemental Information.  The SOI Disclosure Schedule is
           ------------------------------------
true, accurate and complete in all material respects. All financial information that SOI has provided or will provide to VCI in connection with VCI's evaluation of this asset purchase is or will be true, accurate, and complete in all material respects.

     3.11  Shareholder Approval.  The Shareholders, who hold 90% of the shares
           --------------------
of SOI Common Stock, have approved this Agreement and the transactions contemplated hereby.

     3.12  Investor Representations.  Each person who receives VCI Common Stock
           ------------------------
in connection with the transactions contemplated by this Agreement represents or shall represent that (i) he is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of his business and financial experience, and the business and financial experience of those persons unaffiliated with VCI retained by him, if any, to advise him with respect to his investment in the shares of VCI Common Stock, such person together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that he is acquiring the shares of VCI Common Stock for his own account or for one or more separate accounts maintained by him, if any, for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder. Each person who receives VCI Common Stock in connection with the transactions contemplated by this Agreement understands and agrees that the shares of VCI Common Stock have not been

                                      7.

registered under the Securities Act and may be resold only if registered pursuant to the applicable provisions of the Securities Act or if an exemption from registration is available.

     3.13  SOI Capitalization.  The authorized capital stock of SOI consists
           ------------------
solely of __________ shares of SOI Common Stock, of which 221,976 shares are issued and outstanding. All such outstanding shares are duly authorized, validly issued, fully paid and non-assessable. The SOI Disclosure Schedule lists the shareholders of SOI and the number of shares of SOI Common Stock owned by each of them as of the date of this Agreement. All outstanding shares of SOI Common Stock have been issued in compliance with all federal and state securities laws and are not subject to any rights or obligations that require the registration of such shares. Except as set forth on Schedule 3.5, there are no outstanding options, warrants or other rights in or with respect to any shares of SOI Common Stock or any securities convertible into such stock, and SOI is not obligated to issue any additional shares of SOI Common Stock or any options, warrants or other rights to acquire stock or any other securities convertible into such stock.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF VCI
                     -------------------------------------

     Except as set forth in a Disclosure Schedule delivered by VCI hereunder, and except for the transactions contemplated by this Agreement, VCI hereby represents and warrants to SOI as follows:

     4.1   Organization of VCI and Video Sub.  Each of VCI and VCI Sub is a
           ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and California, respectively, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not result in a Material Adverse Change to VCI or its business.

     4.2   VCI and Video Sub Capital Stock.  The authorized capital stock of VCI
           -------------------------------
consists solely of 20,000,000 shares of common stock, $.01 par value per share, 9,773,927 shares of which were issued and outstanding as of the date of this Agreement. No shares of any other class or series of capital stock are authorized, issued or outstanding.

     The authorized capital stock of Video Sub consists of 1,000 shares of common stock, 100 shares of which were issued and out-

                                      8.

standing as of the date of this Agreement. All of the issued and outstanding shares of common stock of Video Sub are owned by VCI free and clear of all Encumbrances. All of the outstanding shares of common stock of Video Sub have been duly and validly authorized and issued and are fully paid and nonassessable.

     4.3   Authorization Relative to this Agreement.  The execution, delivery
           ----------------------------------------
and performance by VCI and Video Sub of this Agreement and all of the other VCI Documents and the consummation by VCI and Video Sub of the transactions contemplated hereby and thereby are within the corporate powers of VCI and Video Sub and have been duly authorized by all necessary corporate action on the part of VCI and Video Sub. This Agreement is, and as of the Closing the other VCI Documents shall be, the legal, valid and binding obligations of VCI and Video Sub, enforceable against VCI and Video Sub, as the case may be, in accordance with their respective terms.

     4.4   No Conflict or Violation.  Neither the execution and delivery of this
           ------------------------
Agreement or the Agreement of Merger nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation, Bylaws or other organizational document of VCI, (b) a breach of, or a default under, any Material term or provision of any Material Contract, indebtedness, Encumbrance, Permit or concession to which VCI is a party or is subject or by which any assets of VCI are bound, including, without limitation, any such breach or default which would interfere in any way with its ability to consummate the transactions contemplated by this Agreement or the Agreement of Merger, (c) a Material violation by VCI of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, including any violation which would interfere with its ability to consummate the transactions contemplated by this Agreement or the Agreement of Merger, (d) the imposition of any Material Encumbrance, restriction or charge on the business or assets of VCI, or (e) give rise to any right of termination, cancellation or acceleration under any Material Contract or other agreement to which VCI is a party or by or to which they or any of their Material assets or properties may be bound or subject.

     4.5   Litigation.  There are no Actions pending, or to the best of VCI's
           ----------
knowledge, threatened (a) against, related to or affecting VCI, which Actions, if determined adversely to VCI, would be reasonably likely to have a Material adverse effect on VCI, or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, including any derivative suits brought by or on behalf of VCI. VCI is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against VCI involving amounts in excess of $100,000. For purposes of this Section 4.5, an Action will be deemed to have an "adverse effect" on VCI if in connection with

                                      9.

such Action, VCI or Video Sub is reasonably likely to pay $500,000 or more in the aggregate with respect to the defense, settlement, dismissal or other disposition or satisfaction of such Action.

     4.6   Board Approval.  The Board of Directors of VCI approved and adopted
           --------------
this Agreement.

     4.7   Validity of Shares Issued to Shareholders.  The shares of VCI Common
           -----------------------------------------
Stock to be issued to the shareholders of SOI hereunder will, when issued and paid for in accordance with this Agreement, be duly and validly issued, nonassessable shares free and clear of any and all Encumbrances (other than Encumbrances which may exist prior to the Closing on the SOI Common Stock), and will be issued in compliance with all applicable federal and state securities laws.

     4.8   VCI Shareholder Approval.  No approval of the shareholders of VCI is
           ------------------------
required for the consummation of the transactions under this Agreement.


                                   ARTICLE V
                            COVENANTS OF EACH PARTY
                            -----------------------

     SOI and VCI each covenant with the other for the period from the date hereof through the Effective Time as follows:

     5.1   Notification of Certain Matters.  From the date hereof through the
           -------------------------------
Effective Time, SOI and VCI shall each give prompt notice to the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting SOI of its business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.6 or that relate to the consummation of the transactions contemplated by this Agreement.

     5.2   Confidential Information.
           ------------------------

          (a) Preservation of Confidentiality.  In connection with the
              -------------------------------
negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the

                                      10.

performance of obligations hereunder, each of the parties hereto acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to its respective Representatives and Affiliates in connection with the transactions contemplated hereby. Each party agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of the other parties. If, however, confidential information is disclosed, the disclosing party shall immediately notify the other parties in writing and take all reasonable steps required to prevent further disclosure.

          (b) Property Right in Confidential Information.  Until the Effective
              ------------------------------------------
Time or the Termination Date, all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, SOI shall return to VCI, and VCI shall return to SOI, all documents, work papers and other material (including all copies thereof) obtained from the other party in connection with the transactions contemplated hereby and will use all reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If VCI or any of its Affiliates is required by legal process or by operation of law to disclose any confidential information in anticipation of a possible acquisition of SOI by VCI or any such Affiliate, VCI shall provide SOI with written notice of such request at least 48 hours prior to making such disclosure (or, if it is not practicable to give at least 48 hours' prior notice, written notice shall be given as promptly as practicable) and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure. If any party is compelled by legal process to disclose any confidential information, such party shall provide the other parties with prompt written notice of such request and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure.

          (c) Termination of Agreement.  Subject to the requirements of law,
              ------------------------
each party hereto and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information from the other party to, hold in confidence all such non-public information until such time as such information is otherwise publicly available, and, if this Agreement is terminated and if so requested by another party, each party and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such

                                      11.

information to, deliver to such other party all documents, work papers and other material (including copies of extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.


                                   ARTICLE VI
                          ADDITIONAL COVENANTS OF SOI
                          ---------------------------

     6.1   Conduct of Business.  From the date hereof through the Effective Time
           -------------------
or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 10.1 (the "Termination Date"), except as contemplated or as may be required by this Agreement, or as set forth on Schedule 6.1, or as consented to by VCI in writing, SOI shall diligently carry on its business and in the ordinary course only, and will use its best efforts to preserve its present business organization intact and to keep available the services of its present officers, agents or employees (nothing herein implying an obligation of SOI to maintain or retain any specific officer, agent or employee), and preserve its present relationships with customers and other Persons having business dealings with it, and will not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, SOI shall not, except as specifically contemplated by this Agreement:

          (a) change or amend its Articles of Incorporation or Bylaws;

          (b) enter into, extend, modify, terminate or renew any (i) Material Contract, except in the ordinary course of business, or (ii) any Contract involving $10,000 or more;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any Material assets, or any interests therein, and, without limiting the generality of the foregoing, SOI will maintain and sell or rent inventory consistent with its past practices and in accordance with any other provision in this Agreement;

          (d) incur any obligations or liability for long-term indebtedness, or incur any other obligation or liability of $10,000 or more except in the ordinary course of business;

          (e)   (i)   grant any bonus, severance or termination pay or increase
in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing SOI employee plan or policy;

                                      12.

          (ii) make any change in the key management structure of SOI, including, without limitation, the hiring of additional officers or the termination without cause of existing officers;

          (iii) adopt, enter into or amend any agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee;

     (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any Material assets or business of any corporation, partnership, association or other business organization or division thereof;

     (g) declare, set aside, make or pay any dividend or other distribution in respect of SOI's capital stock;

     (h) enter into, renew, modify or revise any agreement or transaction with any of its Affiliates;

     (i) make any loans or advances to any partnership, firm, corporation, officer, director or Affiliate, or, except for expenses incurred in the ordinary course of business, any individual who is not an officer, director or Affiliate;

     (j) make any Material income tax election or settlement or compromise with tax authorities;

     (k) fail to comply in any Material respect with all laws applicable to it;

     (l) intentionally do any other act which would cause any representation or warranty of SOI in this Agreement to be or become untrue in any Material respect;

     (m) issue any shares of SOI Common Stock or any options, warrants, rights or other securities convertible into, or exercisable or exchangeable for, SOI Common Stock; or

     (n) enter into any agreement, arrangement or understanding or otherwise become obligated, to do any action prohibited hereunder.

  6.2   Public Statements and Press Releases.  Except as provided for
        ------------------------------------
hereinbelow, SOI and the Shareholders shall not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of VCI as to the content and time of release of such statement or announcement.

                                      13.

     6.3   No Solicitation.  Prior to the Effective Time (or the earlier
           ---------------
termination of this Agreement in accordance with its terms), neither SOI nor any of its Affiliates or Representatives shall directly or indirectly solicit or initiate any discussions, offers or negotiations with, or participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise encourage any effort or attempt by, any Person other than VCI, concerning any alternative transaction with respect to SOI.

     6.4   Delivery of SOI Common Stock.  The Shareholders shall deliver stock
           ----------------------------
certificates representing all issued and outstanding capital stock of SOI at or prior to the Effective Time.

     6.5   Noncompetition Agreements.  At or prior to the Effective Time, Dennis
           -------------------------
Rhoton and Edward Rheinhardt shall have executed noncompetition agreements in favor of VCI substantially in the form of Exhibit C hereto (the "Noncompetition Agreements"). Dennis Rhoton shall receive $70,000 in consideration for his noncompetition agreement.

     6.6   Lock-Up.  Each of the Shareholders will enter into an agreement with
           -------
VCI restricting the resale or disposal, for a period of 180 days from the Closing, of any VCI Common Stock issued to him pursuant to the Merger.

     6.7   Reporting and Compliance With Law.  From the date hereof through the
           ---------------------------------
Effective Time, SOI shall duly and timely file all tax returns required to be filed with governmental authorities and duly observe and conform in all material respects to all applicable laws and orders.

     6.8   Approval of Shareholders of SOI.  SOI shall take all action
           -------------------------------
necessary, in accordance with the California Law and its Articles of Incorporation and Bylaws, to obtain the approval of 100% of the SOI Common Stock for this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and SOI shall provide the Shareholders with full disclosure of all terms of this transaction.

     6.9   Access to Information.  SOI shall afford VCI and its Representatives
           ---------------------
reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date (as hereinafter defined), to its personnel, facilities, contracts, commitments, books, computer software application systems, files and records and to furnish such financial and operating data and other information with respect to its business, assets and properties, and shall use its best efforts to cause its Representatives to furnish promptly to VCI and its Representatives such additional financial and operating data and other information as to its business and

                                      14.

properties as the other or its duly authorized Representatives may from time to time reasonably request.


                                  ARTICLE VII
                            [Intentionally omitted]


                                  ARTICLE VIII
                      CONDITIONS TO THE OBLIGATIONS OF SOI
                      ------------------------------------
                              AND THE SHAREHOLDERS
                              --------------------

     The obligations of SOI and the Shareholders to consummate the transactions provided for hereby are subject, in the discretion of SOI, to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any of which may be waived by SOI:

     8.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of VCI contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time as if such representations and warranties were made at and as of the Effective Time, and VCI shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Effective Time.

     8.2   Permits.  All Material Permits, waivers and approvals from
           -------
governmental authorities and other parties necessary to permit VCI to consummate the transactions contemplated hereby shall have been obtained.

     8.3   No Governmental Actions.  No governmental action or proceeding shall
           -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger.

     8.4   No Material Adverse Change.  Since January 31, 1997, there shall not
           --------------------------
have occurred any change in the business, financial condition or prospects of VCI taken as a whole, except for changes contemplated hereby or changes which have not, individually or in the aggregate, resulted in a Material Adverse Change to the business, financial condition or prospects of VCI.

                                      15.

                                  ARTICLE IX
                      CONDITIONS TO THE OBLIGATIONS OF VCI
                      ------------------------------------

     The obligations of VCI to consummate the transactions provided for hereby are subject, in the discretion of VCI, to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any of which may be waived by VCI:

     9.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of SOI contained in this Agreement shall be true and correct at and as of the date of this Agreement, all representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Effective Time as if such representations and warranties were made at and as of the Effective Time, and SOI and the Shareholders shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Effective Time, and SOI shall have delivered a certificate signed by the Shareholders to such effect.

     9.2   Permits.  All Permits, waivers and approvals from governmental
           -------
authorities and other parties, necessary to permit SOI and the Shareholders to consummate the transactions contemplated hereby shall have been obtained.

     9.3   No Governmental Actions.  No governmental action or proceeding shall
           -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger.

     9.4   No Material Adverse Change.  Since September 30, 1997, there shall
           --------------------------
not have occurred any change in the business, financial condition or prospects of SOI, except for changes contemplated hereby or changes which have not had a material adverse effect on the business, financial condition or prospects of SOI.

     9.5   Corporate Resolutions.  VCI shall have received from SOI certified
           ---------------------
resolutions adopted by the Board of Directors of SOI approving this Agreement and the transactions contemplated hereby.

     9.6   Shareholder Approval.  This Agreement, the Agreement of Merger, the
           --------------------
Certificate of Merger and the transactions contemplated hereby and thereby shall have been approved and adopted by the vote or consent of 100% of the outstanding shares of SOI Common Stock and an officer's certificate as to such approval shall be delivered by SOI to VCI.

                                      16.

     9.7   Delivery of Stock Certificates.  Stock certificates representing all
           ------------------------------
of the issued and outstanding capital stock of SOI shall have been delivered to VCI.

     9.8   Store Lease Assignments.  VCI shall have received from SOI copies of
           -----------------------
all necessary third party consents to the assignment to VCI pursuant to the Merger of any store leases held by SOI. Other than such consents, there are no other change of control or similar provisions in any Contracts of SOI which would prevent the assignment to VCI of any store leases held by SOI.

     9.9   Due Diligence.  VCI and its counsel shall have found satisfaction
           -------------
with the results of their due diligence investigation of the financial condition, assets and operations of SOI.

     9.10  Financing.  VCI shall have obtained or arranged for new financing in
           ---------
an amount of at least $8,000,000 on terms acceptable to VCI.


                                   ARTICLE X
          TERMINATION, AMENDMENTS, WAIVERS AND POST-CLOSING COVENANTS
          -----------------------------------------------------------

     10.1  Termination.
           -----------

          (a) Termination.  Notwithstanding any prior approval by the
              -----------
shareholders of SOI, this Agreement and the Merger and other transactions contemplated hereby may be terminated at any time prior to the Effective Time:

              (1) By mutual written consent of the Boards of Directors of SOI and VCI;

              (2) By either SOI or VCI, if the Closing shall not have occurred on or before March 31, 1998 unless such date is extended by the mutual agreement of the parties; provided however, that this provision shall not be available to SOI if there is then a breach of this Agreement under clause (4) of this Section 10.1(a), and this provision shall not be available to VCI if there is then a breach of this Agreement under clause (3) of this Section 10.1(a);

              (3) By SOI, if there is a breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by VCI pursuant to the terms of this Agreement or an occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied at or prior to the Effective Time; or

              (4) By VCI, if there is a breach of any representation or warranty set forth in Article III hereof or of

                                      17.

any covenant or agreement to be complied with or performed by SOI or the Shareholders pursuant to the terms of this Agreement or the occurrence of any event which results or would result in the failure of a condition set forth in
Article IX to be satisfied at or prior to the Effective Time.

          (b) Effect of Termination.  In the event of termination of this
              ---------------------
Agreement as provided in Section 10.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any willful breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that:

                (1) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                (2) The provisions of Sections 5.2 and 12.5 shall continue in full force and effect.

The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     10.2  Amendments.  This Agreement may not be amended except by action of
           ----------
each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.

     10.3  Waivers.  At any time prior to the Effective Time, any party hereto
           -------
may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.
Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                      18.

                                 ARTICLE XI
                           INDEMNIFICATION; SURVIVAL
                           -------------------------

     11.1  Survival of Representations, Etc.  The representations, warranties,
           --------------------------------
covenants and agreements of SOI, the Shareholders and VCI contained herein and the indemnification by SOI and the Shareholders under Section 11.2 with respect thereto, and the indemnification by VCI under Section 11.3 with respect thereto, shall survive the Effective Time for two years; provided, however, that the representations and warranties of SOI and the Shareholders in Section 3.7 and the indemnification by the Shareholders with respect thereto shall survive until the applicable statutes of limitations have expired, and those contained in
Section 3.13 and the indemnification by the Shareholders with respect thereto shall survive without any limitation in time. For purposes of this Article XI, "representations" and "warranties" of SOI and the Shareholders shall mean collectively those representations and warranties of SOI and the Shareholders set forth in Article III, the Disclosure Schedules referenced therein, and "representations" and "warranties" of VCI shall mean collectively those representations and warranties of VCI set forth in Article IV, the Disclosure Schedules referenced therein.

     11.2  Indemnification by the Shareholders.  Subject to, and in the manner
           -----------------------------------
described in, this Article XI, the Shareholders, jointly and severally, shall indemnify and hold harmless VCI and its Representatives and Affiliates (the "VCI Indemnified Parties") to the fullest extent lawful, from and against any and all losses, damages, diminution in value, claims, liabilities, actions and expenses (including, without limitation, costs of investigating, preparing or defending any such claim or action, costs of settlement, judgments, and reasonable legal fees and expenses), net of any amounts actually received under any insurance policy as a result of such loss, damage, diminution in value, claim, liability, action, or expense (collectively "Losses") arising out of or in connection with the breach of any representation, warranty, covenant or agreement of SOI or the Shareholders contained in this Agreement. The term "Losses" as used in this
Section 11.2 is not limited to matters asserted by third parties against a VCI Indemnified Party, but includes Losses incurred or sustained by a VCI Indemnified Party in the absence of third party claims.

     11.3  Indemnification by VCI.  Subject to, and in the manner described in,
           ----------------------
this Article XI, for a period of two years from the Effective Time, VCI shall indemnify and hold harmless the Shareholders and their respective Representatives and Affiliates (the "SOI Indemnified Parties") to the fullest extent lawful, from and against any and all Losses arising out of or in connection with the breach of any representation, warranty, covenant or agreement of VCI. The term "Losses" as used in this Section 11.3 is not limited to matters asserted by third parties

                                      19.

against a SOI Indemnified Party, but includes Losses incurred or sustained by a SOI Indemnified Party in the absence of third party claims.

     11.4  Basket and Cap.  VCI shall be indemnified by the Shareholders and the
           --------------
Shareholders shall be indemnified by VCI, in each case to the extent that the aggregate of all Losses, determined without regard to whether any Loss was Material or not, exceeds $10,000 (the "Basket Amount"), provided that in no circumstance shall the aggregate liability of the Shareholders or VCI exceed $600,000. Notwithstanding the foregoing, there shall be no Basket Amount applicable to any Loss resulting from a breach of representation or warranty in Sections 3.7 or 3.13.

     11.5  Indemnification Procedure.
           -------------------------

           (a) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Article XI (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party. If the amount of the Claim exceeds, or the aggregate amount of Losses incurred prior to such date have exceeded, the Basket Amount, the indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. In addition, in the event that such indemnifying party, within a reasonable time after notice that any such Claim or the total Losses incurred exceeds the Basket Amount, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith; (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld; and (iii) no part of any Claim shall be paid without such consent or unless a final judgment from which no appeal may be taken is entered on such Claim against the indemnified party. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

                                      20.

          (b) In the absence of a third party Claim, if any party shall have a claim that another is liable for Losses, the party seeking indemnification shall provide notice within 90 days of the discovery of the Loss of the nature and extent thereof, and the other party shall repay such Losses within 90 days thereafter to the extent the Losses exceed the Basket Amount, or shall inform the party seeking indemnification that it is denying in good faith all or a portion of such Claim. If the party seeking indemnification disputes the denial of such Claim, it may thereupon proceed to enforce its rights under this Agreement.


                                  ARTICLE XII
                               GENERAL PROVISIONS
                               ------------------

     12.1  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     12.2  Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to SOI or the Shareholders, addressed to:



     With a copy to:

                                      21.

     If to VCI, addressed to:

           Robert Y. Lee
           Video City, Inc.
           6840 District Blvd.
           Bakersfield, CA  93313
           FAX: (805) 397-5982

     With a copy to:

           William J. Feis, Esq.
           Troy & Gould Professional Corporation
           1801 Century Park East, 16th Floor
           Los Angeles, California 90067-2367
           FAX: (310) 201-4746

or to such other place and with such other copies as each party hereto may designate as to itself by written notice to the other parties hereto.

     12.3  Choice of Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California without reference to choice of law provisions.

     12.4  Multiple Counterparts.  This Agreement may be executed in one or more
           ---------------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.5  Expenses.  Each party hereto shall pay its own legal, accounting,
           --------
out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     12.6  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.7  Titles.  The titles, captions or headings of the Articles and
           ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.8  Cumulative Remedies.  All rights and remedies of either party hereto
           -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                                      22.

     12.9  Entire Agreement.  This Agreement, together with all exhibits and
           ----------------
schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, the letter of intent dated November 19, 1997.

     12.10 Attorneys' Fees.  In the event of any legal action or proceeding to
           ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     12.11 Waiver of Right to Trial by Jury.  Each party to this Agreement
           --------------------------------
hereby waives its rights to a trial by jury.

                                      23.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                             VIDEO CITY, INC.



                             By: /s/ Robert Y. Lee
                                ------------------------------------------
                                Robert Y. Lee,
                                Chairman and Chief
                                Executive Officer


                             VIDEO SULPIZIO CORP.


                             By: /s/ Robert Y. Lee
                                ------------------------------------------
                                Robert Y. Lee,
                                President


                             SULPIZIO ONE, INC.


                             By: /s/ Dennis Rhoton
                                ------------------------------------------
                                Dennis Rhoton,
                                President


                             SHAREHOLDERS:


                             /s/ Dennis Rhoton
                             ---------------------------------------------
                                Dennis Rhoton


                             /s/ Edward Rheinhardt
                             ---------------------------------------------
                                Edward Rheinhardt


                                      24.